Exhibit 99.1

For Immediate Release

Oracle Healthcare Acquisition Corp. Changes Record Date and Date of Special Meeting
to Consider and Vote on Dissolution and Plan of Liquidation

GREENWICH, Conn., April 14, 2008 /PRNewswire-FirstCall/ — Oracle Healthcare Acquisition Corp. (the “Company”) (OTC Bulletin Board: OHAQ) announced today that it has changed the date of the special meeting (the “Special Meeting”) of the Company’s stockholders to consider and vote on the proposed dissolution and Plan of Liquidation of the Company from May 14, 2008 to May 7, 2008 at 10:00 AM, local time at the offices of Willkie Farr & Gallagher LLP, 787 Seventh Avenue, New York, New York 10019.  The Company also announced that the record date for the determination of stockholders of the Company entitled to receive notice of, and to vote at, the Special Meeting or any postponement or adjournment thereof has been moved from the close of business on April 18, 2008 to the close of business on April 16, 2008.

Forward Looking Statements:

This press release contains includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Readers are cautioned not to place undue reliance on any such forward-looking statements, each of which speaks only as of the date made. Such statements are subject to certain risks and uncertainties which are disclosed in the Company’s SEC reports, including the Form 10-K for the year ended December 31, 2007.

Contact:	President and Chief Operating Officer
Oracle Healthcare Acquisition Corp.
(203) 862-7900